AMENDMENT No. 14 to

ADMINISTRATION

AGREEMENT

and

FUND ACCOUNTING AGREEMENT

AMENDMENT made as of January 1, 2023 to that certain Administration and Fund Accounting Agreement entered into as of June 1, 2006, as amended ("Agreement") by and among (i) Victory Portfolios, Victory Variable Insurance Funds, and Victory Portfolios II, each a Delaware statutory trust (each, a "Trust" and, together, the "Trusts") on behalf of those investment company portfolios listed on Schedule D which may be amended from time to time (each, a "Fund" and, together, the "Funds") in the case of both the Trusts and the Funds, individually and not jointly and (ii) Victory Capital Management Inc. ("VCM"), a New York corporation. All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement

WHEREAS, VCM and the Trusts wish to enter into this Amendment to the Agreement to update Schedule A to the Agreement to reflect revisions to fund accounting services to be provided to the Trusts.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, VCM and the Trusts hereby agree as follows:

1.For ease of reference, the term "Trust" as used singularly throughout the Agreement shall be read to refer to the multiple Trusts that are party to the Agreement from time to time, as the context requires.

2.Schedule B to the Agreement is deleted in its entirety and replaced by the new Schedule B attached hereto.

3.Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

VICTORY PORTFOLIOS, on behalf of each Fund listed on Schedule D to the Agreement, individually and not jointly

By:	/s/ Christopher K. Dyer

Name: Christopher K. Dyer

Title: President

VICTORY VARIABLE INSURANCE FUNDS,

on behalf of each Fund listed on Schedule D to the Agreement, individually and not jointly

By:	/s/ Christopher K. Dyer

Name: Christopher K. Dyer

Title: President

VICTORY PORTFOLIOS II, on behalf of each Fund listed on Schedule D to the Agreement, individually and not jointly

By:	/s/ Christopher K. Dyer

Name: Christopher K. Dyer

Title: President

VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ Michael D. Policarpo

Name: Michael D. Policarpo

Title: President, Chief Financial Officer and

Chief Administrative Officer

2

SCHEDULE A

TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT

VCM will provide all administrative services required for the operation of the business and affairs of the Trusts, other than any additional service not set forth in this Agreement, which the Trusts request VCM to provide and which VCM declines to provide in writing. Subject to the foregoing, VCM's responsibilities include, but are not limited to, the following services:

1.Calculate contractual Trust expenses and make and control all disbursements for the Trust, subject to review and approval of an officer of the Trust or other authorized person including administration of trustee and vendor fees and compensation on behalf of the Trust;

2.Calculate all capital gain and distribution information relating to the Funds and their shareholders of record ("Shareholders");

3.Prepare such reports, applications and documents (including reports regarding the sale and redemption of shares in the Trust ("Shares") as may be required in order to comply with Federal and state securities laws) as may be necessary or desirable to register the Shares with state securities authorities, monitor the sale of Shares for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Trust and the Shares and all amendments thereto, as may be necessary or convenient to register and keep effective the registration of the Trust and the Shares with state securities authorities to enable each Trust to make acontinuous offering of its Shares;

4.Prepare drafts of the annual report to Shareholders and semi-annual report to Shareholders for each Fund;prepare and file the final certified versions thereof on Form N-CSR; prepare and file the Trust's Form N-CEN; and file all required notices pursuant to Rule 24f-2;

5.Oversee the typesetting services provided by the sub-administrator for annual and semi- annual reports for each Fund, including the review and sign-off of typeset reports, and the delivery of typeset reports to the designated financial printer.

6.Coordinate with the Trust's transfer agent with respect to the payment ofdividends and other distributions to Shareholders;

7.Calculate performance data of the Funds for dissemination to information services covering the investment company industry;

8.Prepare and file the Trust's tax returns, including federal, state, local and excise tax returns, issue all tax-related information to Shareholders, including IRS Form-1099 and other applicable tax forms;

9.Make available appropriate individuals to serve as officers of the Trust (to serve only in ministerial or administrative capacities relevant to the Services, except as otherwise provided in this Agreement) upon designation as such by the Boards;

10.Assist with the design, development, and operation of the Funds, including new classes, investment objectives, policies and structure;

11.Monitor and advise the Trust and its Funds on their regulated investment company statusunder the Internal Revenue Code of 1986, as amended. In connection with the foregoing,prepare and send quarterly reminder letters related to such status, and prepare quarterly compliance checklist for use by investment adviser(s) if requested;

12.Assist the Trust in developing portfolio compliance procedures for each Fund;

13.Perform daily compliance testing to monitor adequacy of securities earmarked as collateralfor portfolio securities per instructions from the Adviser;

14.Provide daily and periodic compliance monitoring services incorporating certain of thoseprocedures, which will include, among other matters, compliance with investment restrictions imposed by the 1940 Act, each Fund's investment objective, defined investment policies, and restrictions, tax diversification, and distribution and income requirements, provided such are determinable based upon the Fund's accounting records.In connection with the foregoing, review quarterly compliance reports that are prepared by the investment adviser(s), and notify appropriate Fund officers and advisor of mark- to-market issues pursuant to Board-approved procedures. VCM will also provide the Board with reports summarizing its compliance reviews

15.Report to the Boards regarding amounts paid under Shareholder Service Agreements andthe nature of services provided by the Shareholder Service Agents thereunder and maintain appropriate records in connection with the foregoing;

16.Provide assistance and guidance to the Trusts with respect to matters governed by or related to regulatory requirements and developments including: monitoring regulatory and legislative developments which may affect the Trusts and assisting in strategic planning in response;

17.Provide appropriate assistance with respect to audits conducted by the Funds' independent auditors, including compiling data and other information as necessary;

18.Furnish advice and recommendations with respect to other aspects of the business and affairs of the Funds as the Trust shall request and the parties shall agree in writing;

19.Prepare quarterly brokerage allocation compliance checklist and supporting documentation for use by investment adviser(s), as requested;

20.Maintain corporate records on behalf of the Trust, including, but not limited to, minute books, the governing Trust documents and By-Laws;

21.To assist the Trust in connection with its obligations under Sections 302 or 906 of the Sarbanes-Oxley Act of 2002, Rule 30a-2 under the 1940 Act, or any other related law or regulation ("SO Laws"), internally establish and maintain its own controls and procedures ("VCM internal controls") designed to ensure that information recorded, processed, summarized, or reported by VCM on behalf of the Trust and included in Reports is (a) recorded, processed, summarized, and reportedby VCM within the time periods specified in the SEC's rules and forms and the Trust DCPs, and (b) communicated to the relevant Certifying Officers consistent with the Trust DCPs.

Solely for the purpose of providing any Certifying Officer with a basis for certification, VCM will (i) provide a sub-certification with respect to the Services during any fiscal period in which VCM served as financial administrator to the Trust consistent with the requirements of the certification required under SO Laws and/or (ii) inform the Certifying Officers of any reason why all or part of such certification would be inaccurate. In rendering any such sub-certification, VCM may (a) limit its representationsto information prepared, processed and reported by VCM; (b) rely upon and assume the accuracy of the information provided by officers and other authorized agents of the Trust, including all Other Providers to the Trust, and compliance by such officers and agents with the Trust DCPs; and (c) assume that the Trust has selected the appropriate accounting policies for the Fund(s).

The Trust shall assist and cooperate with VCM (and shall cause its officers, and Other Providers to assist and cooperate with VCM) to facilitate the delivery of information requested by VCM in connection with the preparation of the Trust's Form N-CSR (and such other reports designated by the SEC in the future), including Trust financial statements, so that VCM may submit a draft Report to the Trust's Disclosure Controls and Procedures Committee ("Fund DCP Committee") prior to the date the relevant Report is to be filed.

The Certifying Officers and the Chief Compliance Officer of the Trust shall be deemed to constitute the Fund DCP Committee in cases in which no other Fund DCP Committee has been designated or is operative. In connection with its review and evaluations, the Fund DCP Committee shall establish a schedule to ensure that all required disclosures in Form N-CSR and in the financial statements for each Fund are identified and prepared in a timeframe sufficient to allow review by the Fund DCP Committee at least 10 days priorto the date the relevant report is to be filed. At the request of the Trust or its Certifying Officers, VCM shall provide reasonable administrative assistance to the Trust in connection with obtaining service provider sub-certifications, SSAE-16/SOC 1 reports on internal controls, and any applicable representations to bring such certifications current to the end of the reporting period, and in preparing summaries of issues raised in such documents. VCM shall provide all administrative services that are necessary and appropriate for the Trust to comply with its obligations under SO Laws. The Trust shall support and facilitate the role of each Certifying Officer and the Fund DCP Committee in, designing and maintaining the Trust DCPs in accordance with applicable laws, including (a) ensuring that the Fund DCP Committee and/or Certifying Officers obtain and review sub-certifications and reports on internal controls from the Trust's investment adviser(s) and other service providers, if any, sufficiently in advance of the date upon which the relevant financial statements must be finalized by VCM (in order to print, distribute and/or file the same hereunder), (b) evaluation of the effectiveness of the design and operation of the Trust DCPs, under the supervision, and with the participationof, the Certifying Officers, within the requisite timeframe prior to the filing of each Report, and (c) ensuring that its Certifying Officers render the requisite certifications or take such other actions as may be permitted or required under applicable laws;

22.Prepare and file holdings reports on Form N-PORT with the SEC, as required at the end of each month;

23.Provide Rule 18f-4 compliance support for Funds relying on "Limited Derivatives User" Exemption ("Derivatives Lite")

a.Daily monitoring and reporting of derivative exposure levels

b.Monthly exposure calculation reporting on Form N-PORT (Item B.9)

24.Provide Rule 18f-4 compliance support Non-Exempt Funds that use more than a minimum amount of derivatives ("Standard") including, among other things:

a.Daily Value at risk (VaR) calculations and reporting

b.Monthly VaR reporting on Form N-PORT (Item B.10)

c.VaR stress testing and backtesting

d.Form N-RN filing coordination, ad hoc, as directed by the client

25.Notify the Adviser and counsel to the Trust of all documents filed by VCM with the SEC;

26.Obtain, maintain and file fidelity bonds and directors and officers/errors and omissions A-4 insurance policies for the Trust at the expense of the Trust and Funds in accordance withthe requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act, to the extent such bonds and policies are approved by the Boards;

27.Coordinate, subject to review by counsel to the Trust, (i) the annual update to the Trust'sregistration statement on Form N-1A, (ii) other amendments to the Trust's registration statement and supplements to its Prospectus and Statement of Additional Information, and (iii) Notices of Annual or Special Meetings of Shareholders of the Trust and proxy materials relating thereto, and file same with the SEC upon the request of the Trust or counsel to the Trust;

28.Provide financial information for (i) the annual updates to the Trust's registration statement on Form N-1A; (ii) supplements to the Trust's Prospectuses and SAIs; and (iii)such other filings as necessary from time to time;

29.Coordinate with Other Providers the preparation of, with the assistance and approval of counsel to the Trust and officers, drafts of communications to Shareholders, including the annual report to Shareholders and prepare drafts of the certified semi-annual report to Shareholders for each Fund;

30.Coordinate the distribution of prospectuses, supplements, proxy materials and reports to Shareholders; and coordinate the solicitation and tabulation of proxies in connection withthe annual and any special meetings of Shareholders, if one is held;

31.Assist with the layout and printing of prospectuses and assist with and coordinate layoutand printing of the Funds' semi-annual and annual reports to Shareholders;

32.Administer contracts on behalf of the Trust with, among others, the Trust's investment adviser, investment sub-advisers, distributors, custodian, transfer agents and other vendors;

33.Administer any lines of credit maintained on the Trust's behalf for temporary borrowingpurposes and the operation of the Funds' interfund lending program;

34.Administer the Trust's securities lending program;

35.Coordinate the implementation of service arrangements covered by Shareholder Service Plans adopted by the Board, if any, with the financial institutions that serve, or propose to serve, as shareholder services agents thereunder ("Shareholder Service Agents"); review the qualifications of Shareholder Service Agents to serve as such under the relevant Shareholder Service Plan; and coordinate and assist in the Trust's execution anddelivery of Shareholder Service Agreements;

36.Assist the Trust and provide on-site personnel in preparing responses to and providing A-5 documents for routine regulatory examinations or investigations; and coordinate with andtake instructions from counsel to the Trust in response to such routine or non-routine regulatory matters. The assistance to be provided with respect to SEC inspections includes (i) rendering advice regarding proposed responses (ii) compiling data and other information in response to SEC requests for information and (iii) communicating with Fund management and portfolio managers to provide status updates;

37.Prepare for Board meetings by (i) preparing and coordinating collection of the relevant sections of the Board materials pertaining to the responsibilities of VCM and the variousservice providers, (ii) assisting and coordinating special materials related to annual contract approvals and approval of rule 12b-1 plans and related matters, (iii) attending Board meetings, and (iv) performing such other Board meeting functions as agreed by the parties;

38.Not less frequently than annually (a) review the business of the Trust and the Services and the adequacy of the administrative services to satisfy applicable laws and rules and the business needs of the Trust and (b) determine whether additional or supplemental services are necessary for the operation of the Funds; inform the Board of the Trust howthese additional or supplemental services, if any, shall be provided and what additional costs and fees would be associated with same;

39.Provide daily and periodic compliance monitoring services with respect to Rule 22c-2, the Funds' market timing policies and procedures; implement and maintain Shareholder Information Agreements with financial intermediaries and request necessary informationfrom financial intermediaries. The Administrator will use commercially reasonable efforts to make sure the Funds comply with Rule 22c-2. The Administrator has established policies and procedures reasonably designed to accomplish this and will provide the Board with quarterly results of market timing reviews or more frequent reports if requested. The Administrator will oversee the Funds' transfer agents with regard to the Rule 22c-2 Services Agreement and will oversee any other party with which the Administrator subcontracts with regard to the Services under this Agreement; and

40.Administer the operation of the Trust's liquidity risk management program adopted pursuant to Rule 22e-4. The Administrator will use commercially reasonable efforts to make sure the Funds comply with Rule 22e-4 and will engage the services of any outside service providers to provide such services which are, in the Administrator's opinion, reasonably necessary and advisable to support ongoing compliance with the requirementsof Rule 22e-4. Together with Citi personnel or the personnel of another service provider, the Administrator will supply the necessary personnel to form the Liquidity Committee or other body that is designated to oversee the program.

SCHEDULE D

TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT BETWEEN VCM, VICTORY PORTFOLIOS, VICTORY PORTFOLIOS II AND VICTORY VARIABLE INSURANCE FUNDS

Victory Portfolios

Victory Diversified Fund

Victory Floating Rate Fund

Victory Global Energy Transition Fund

Victory High Income Municipal Bond Fund

Victory High Yield Fund

Victory INCORE Fund for Income

Victory INCORE Investment Grade Convertible Fund

Victory INCORE Low Duration Bond

Victory INCORE Total Return Bond Fund

Victory Integrity Discovery Fund

Victory Integrity Mid-Cap Value Fund

Victory Integrity Small/Mid-Cap Value Fund

Victory Integrity Small-Cap Value Fund

Victory Munder Mid-Cap Core Growth Fund

Victory Munder Multi-Cap Fund

Victory Munder Small Cap Growth Fund

Victory RS Global Fund

Victory RS Growth Fund

Victory RS International Fund

Victory RS Investors Fund

Victory RS Large Cap Alpha Fund

Victory RS Mid Cap Growth Fund

Victory RS Partners Fund

Victory RS Science and Technology Fund

Victory RS Select Growth Fund

Victory RS Small Cap Equity Fund

Victory RS Small Cap Growth Fund

Victory RS Value Fund

Victory S&P 500 Index Fund

Victory Sophus Emerging Markets Fund

Victory Special Value Fund

Victory Strategic Allocation Fund

Victory Sycamore Established Value Fund

Victory Sycamore Small Company Opportunity Fund

Victory Tax-Exempt Fund

Victory THB US Small Opportunities Fund Victory Trivalent International Fund – Core Equity Victory Trivalent International Small-Cap Fund

Victory Variable Insurance Funds

Victory High Yield VIP Series Victory RS International VIP Series Victory RS Large Cap Alpha VIP Series

Victory RS Small Cap Growth Equity VIP Series Victory 500 Index VIP Series

Victory Sophus Emerging Markets VIP Series

Victory Portfolios II Mutual Funds

Victory Market Neutral Income Fund

Victory US 500 Enhanced Volatility Wtd Index Fund

Victory Portfolios II ETFs

VictoryShares Developed Enhanced Volatility Wtd ETF VictoryShares Dividend Accelerator ETF VictoryShares International High Div Volatility Wtd ETF VictoryShares International Volatility Wtd ETF VictoryShares USAA Core Intermediate-Term Bond ETF VictoryShares USAA Core Short-Term Bond ETF VictoryShares Emerging Markets Value Momentum ETF VictoryShares International Value Momentum ETF VictoryShares US Small Mid Cap Value Momentum ETF VictoryShares US Value Momentum ETF VictoryShares US 500 Enhanced Volatility Wtd ETF VictoryShares US 500 Volatility Wtd ETF VictoryShares US Discovery Enhanced Volatility Wtd ETF VictoryShares US EQ Income Enhanced Volatility Wtd ETF VictoryShares US Large Cap High Div Volatility Wtd ETF VictoryShares US Multi-Factor Minimum Volatility ETF VictoryShares US Small Cap High Div Volatility Wtd ETF VictoryShares US Small Cap Volatility Wtd ETF VictoryShares Nasdaq Next 50 ETF

VictoryShares ESG Core Plus Bond ETF

VictoryShares ESG Corporate Bond ETF

VictoryShares THB Mid Cap ESG ETF

VictoryShares WestEnd US Sector ETF